                                                                    EXHIBIT 3.46

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    ********

         Varity Executive Payroll, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:

         The present registered agent of the corporation is Corporation Service
Company and the present registered office of the corporation is in the county of
New Castle.

         The Board of Directors of Varity Executive Payroll, Inc., adopted the following resolution on the 27th day of June, 2000.

         RESOLVED that the registered office of the Corporation in the state of
Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange
Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the Corporation be and the same is hereby withdrawn, and The Corporation Trust Company, shall be and is hereby constituted and appointed the registered agent of the Corporation at the address of its registered office.

         IN WITNESS WHEREOF, Varity Executive Payroll, Inc. has caused this statement to be signed by Kathleen A. Weigand, its acting Secretary, this 27th day of June, 2000.

                                        /s/  Kathleen A. Weigand
                                      ------------------------------
                                      Kathleen A. Weigand
                                      Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              VARITY HOLDINGS INC.

         VARITY HOLDINGS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of said corporation, by unanimous consent pursuant to Section 141(f) of the General Corporation Law of the State
of Delaware, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the certificate of Incorporation of this corporation be amended by changing the Article thereof numbered One, so that as amended said Article shall be and read as follows:

         "ARTICLE I. The name of the Corporation is Verity Executive Payroll,
         Inc."

         SECOND: That thereafter, pursuant to a resolution of its Board of
Directors, the stockholders of said corporation by unanimous consent pursuant to
Section 228(a) of the General Corporation Law of the State of Delaware approved such amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware.

         IN WITNESS WHEREOF, said VARITY HOLDINGS INC. has caused this certificate to be signed by Mr. Neil Arnold, its President, and attested by Mr.
Kenneth L. Walker, its secretary, this 10th day of January, 1995.

                                        By:  /s/  Neil Arnold
                                          --------------------------
                                          Neil Arnold
                                          President

ATTEST:

By:  /s/  Kenneth L. Walker
   --------------------------
   Kenneth L. Walker
   Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              MASSEY-FERGUSON, INC.

                           --------------------------

         We, the undersigned, being the duly authorized officers of
MASSEY-FERGUSON, INC., a Delaware corporation (the "Corporation"), do hereby certify as follows:

         FIRST: That the Certificate of Incorporation of the Corporation is
hereby amended by amending Article First to read in its entirety as follows:

         The name of the corporation is VARITY MOLDINGS INC.

         SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of
Delaware.

         IN WITNESS WHEREOF, we have signed and attested this Certificate this
29th day of June, 1994.

                                       /s/  Frederick J. Chapman
                                      ------------------------------
                                      Frederick J. Chapman
                                      Vice President and Treasurer

Attest

   /s/  Kenneth L. Walker
------------------------------
Kenneth L. Walker
Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MASSEY-FERGUSON, INC.

         THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated under and pursuant to the provisions of the General
Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE I
                                    ---------

              The name of the Corporation is Massey-Ferguson, Inc.

                                   ARTICLE II
                                   ----------

         The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.
The name of the Corporation's registered agent is The Corporation Trust Company.

                                   ARTICLE III
                                   -----------

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of Delaware.

                                   ARTICLE IV
                                   ----------

         The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock and such shares shall have a par value of $.01 per share.

                                    ARTICLE V
                                    ---------

                  The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                   ARTICLE VI
                                   ----------

         Elections of directors need not be by ballot unless the By-Laws of the
Corporation shall so provide. Any director may be removed from office either with or without cause at any time by the affirmative vote of stockholders of record holding a majority of the outstanding shares of the stock of the
Corporation entitled to vote, given at a meeting of the stockholders called for that purpose.

                                   ARTICLE VII
                                   -----------

         The Board of Directors of the corporation is expressly authorized to make, alter or repeal by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

                                  ARTICLE VIII
                                  ------------

         A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of
Delaware as the same exists or may hereafter be amended.

         Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of

the Corporation in respect of any act of omission occurring prior to the time of such amendment, modification or repeal.

                                   ARTICLE IX
                                   ----------

         The incorporator of the Corporation is Matthew A. Smith, whose mailing address is 80 Pine Street, New York, N.Y. 10005.

         IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of August,
1991.

                                         /s/ Matthew A. Smith
                                      ------------------------------